Exhibit 5.1 and 23.2
Opinion of counsel

SCHNEIDER WEINBERGER & BEILLY LLP
Attorneys-at-Law
2200 CORPORATE BOULEVARD, N.W., SUITE 210
Boca Raton, Florida 33431-7307
Telephone
James M. Schneider, P.A.	(561) 362-9595
Steven I. Weinberger, P.A.	Facsimile
Roxanne K. Beilly, P.A.	(561) 362-9612

                                                                                                          February March 23, 2010
Patio Bahia, Inc.
400 S. Pointe Drive, Suite 1704
Miami Beach, Florida  33139

Re:	Registration Statement on Form S-1
Patio Bahia, Inc. (the “Company”)

Dear Sir or Madam:

We have acted as counsel to Patio Bahia, Inc., a Florida corporation in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”) of a registration statement on Form S-1 (the “Registration Statement”) relating to the offering of 285,000 shares of common stock (the “Registerable Shares”) by certain selling shareholders of the Company as described in the Registration Statement.

In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation, and all amendments thereto, and Bylaws of the Company; (b) resolutions of the Board of Directors of the Company authorizing the common stock for the Company and the issuance of the Registerable Shares; and (c) the Registration Statement and the exhibits thereto.  In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies.  In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of all factual statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Registerable Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Sincerely,

SCHNEIDER WEINBERGER & BEILLY LLP
/s/ Schneider Weinberger & Beilly LLP